Exhibit 3.51

Entity #: 3759485
Date Filed: 12/31/2007
Pedro A. Cortés
Secretary of the Commonwealth

Entity #: 3759485
Date Filed: 10/01/2007
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Organization

Domestic Limited Liability Company

(15 Pa.C.S. § 8913)

Name	ADESA Pennsylvania, LLC Attn: Legal Dept.			Document will be returned to the name and address you enter to the left. ï
Address	13085 Hamilton Crossing Blvd.
City	Carmel	State IN	Zip Code 46032

Fee: $125

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):
ADESA Pennsylvania, LLC

2.	The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a) Number and Street	City	State	Zip	County
	1515 Market Street	Philadelphia	PA	19102	Allegheny
	(b) Name of Commercial Registered Office Provider				County
c/o:

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):
	Name	Address
	Michelle Mallon	13085 Hamilton Crossing Blvd., Carmel, IN 46032

2007 OCT – 1 PM 2:41	Commonwealth of Pennsylvania
PA. DEPT. OF STATE	CERTIFICATE OF ORGANIZATION 4 Page(s)
[ BAR CODE]
T0727424044

4.	Strike out if inapplicable term A member’s interest in the company is to be evidenced by a certificate of membership interest.

5.	Strike out if inapplicable term Management of the company is vested in a manager or managers.

6.	The specified effective date, if any is:	.
month date year hour, if any

7.	Strike out if inapplicable term

8.	For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this

28 day of September 2007

/s/Michelle Mallon
Signature

Signature

Signature

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Merger or Consolidation

Limited Liability Company

(15 Pa. C.S. § 8958)

Name	ADESA Pennsylvania, LLC Attn: Legal Department			Document will be returned to the name and address you enter to the left. ←
Address	13085 Hamilton Crossing Blvd.
City		State	Zip Code
	Carmel	IN	46032

Fee: $150 plus $40 additional for each party in addition to two	Commonwealth of Pennsylvania CERTIFICATE OF MERGER 7 Page(s) T0736547204

In compliance with the requirements of the 15 Pa.C.S. § 8958 (relating to articles of merger or consolidation), the undersigned limited liability company(s), desiring to effect a merger or consolidation, hereby state that:

1.	The name of the limited liability company surviving the merger or consolidation is:
ADESA Pennsylvania, LLC

2.	Check and complete one of the following:
☒

The surviving limited liability company is a domestic limited liability company and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a) Number and Street	City	State	Zip	County
	1515 Market Street	Philadelphia	PA	19102	Allegheny

(b) Name of Commercial Registered Office Provider				County
c/o:
☐

The surviving limited liability company is a qualified foreign limited liability company formed under the laws of ____ and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a) Number and Street	City	State	Zip	County

	(b) Name of Commercial Registered Office Provider			County
c/o:
☐

The surviving limited liability company is a nonqualified foreign limited liability company formed under the laws of                      and the address of its principal office under the laws of such domiciliary jurisdiction is:

	(a) Number and Street	City	State		Zip

DSCB:15-8958-2

3.

The name and the address of the current registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic limited liability company and qualified foreign limited liability company which is a party to the plan of merger or consolidation are as follows:

	Name	Registered Office Address	Commercial Registered Office Provider	County
ADESA Pennsylvania, Inc. 1515 Market St., Philadelphia, PA 19102				Allegheny

4.	Check, and if appropriate complete, one of the following:
☒	The plan of merger or consolidation shall be effective upon filing these Articles of Merger in the Department of State.
☐	The plan of merger or consolidation shall be effective on: at .
Date Hour

5.	The manner in which the plan of merger or consolidation was adopted by each domestic limited liability company is as follows:
Name of Limited Liability Company	Manner of Adoption
ADESA Pennsylvania, LLC	Adopted by Managers pursuant to 15 Pa.C.S. §8957(h)
ADESA Pennsylvania, Inc.	Adopted by Board of Directors & Sole Shareholder

6.	Strike out this paragraph if no foreign limited liability company is a party to the merger or consolidation:
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXX

7.	Check and if appropriate complete, one of the following:
☒	The plan of merger or consolidation is set forth in full in Exhibit A attached hereto and made a part hereof.
☐

Pursuant to 15 Pa.C.S. § 8958 (b) (relating to omission of certain provisions of plan of merger or consolidation) the provisions, if any, of the plan of merger or consolidation that amend or constitute the operative Certificate of Organization of the surviving limited liability company as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger or consolidation is on file at the principal place of business of the surviving limited liability company, the address of which is:

Number and street	City	State	Zip	County

IN TESTIMONY WHEREOF, the undersigned limited liability company has caused this Certificate of Merger or Consolidation to be signed by a duly authorized member or manager thereof this

28 day of December 2007

ADESA Pennsylvania, LLC
Name of Limited Liability Company

/s/ Michelle Mallon
Signature

VP & Secretary
Title

ADESA Pennsylvania, Inc.
Name of Limited Liability Company

illegible
Signature

VP & Controller
Title

EXHIBIT A

PLAN OF MERGER

THIS PLAN OF MERGER (“Plan of Merger”) entered into this 5 day of October, 2007 by and between ADESA Pennsylvania, Inc., a Pennsylvania corporation, (the “Non-Surviving Corporation”) and ADESA Pennsylvania, LLC, a Pennsylvania limited liability company, (the “Surviving Company”).

W I T N E S S E T H:

WHEREAS, the Non-Surviving Corporation is a corporation organized under the Pennsylvania Business Corporation Act of 1988;

WHEREAS, the Surviving Company is a limited liability company organized under the Pennsylvania Limited Liability Law of 1994;

WHEREAS, the Board of Directors of the Non-Surviving Corporation and the Managers of the Surviving Company desire that the Non-Surviving Corporation merge into and reorganize with the Surviving Company pursuant to the provisions of the Pennsylvania Business Corporation Act of 1988 and the Pennsylvania Limited Liability Law of 1994 (collectively the “Acts”) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in the manner set forth herein (the “Merger”); and

WHEREAS, the Board of Directors of the Non-Surviving Corporation and the Managers of the Surviving Company have approved and adopted this Plan of Merger in accordance with the Acts.

NOW, THEREFORE, the parties agree that the Non-Surviving Corporation shall merge with and into the Surviving Company in accordance with the following provisions:

ARTICLE I

Parties to the Merger

Section 1.1 The Surviving Company. The name of the limited liability company that shall survive the Merger is “ADESA Pennsylvania, LLC”. The principal business address is 13085 Hamilton Crossing Blvd., Carmel, IN 46032.

Section 1.2 The Non-Surviving Corporation. The name of the corporation proposing to merge with and into the Surviving Company is “ADESA Pennsylvania, Inc”. The principal business address is 13085 Hamilton Crossing Blvd., Carmel, IN 46032. The number of authorized shares, designation, number of issued shares, the number of votes entitled to be cast by each voting group entitled to vote separately on the plan and the number of votes cast in favor of the plan as to the Non-Survivor is as follows:

No. of Shares Authorized	Designation	No. of Shares Issued	No. of Shares Entitled to Vote	No. of Shares Cast for the Plan
1,000	Common	100	100	100

ARTICLE II

Terms and Conditions of the Merger

and Mode of Carrying the Merger Into Effect

Section 2.1 Effective Time of the Merger. The “Effective Time of the Merger” shall be upon the filing of the Articles of Merger with the Pennsylvania Department of State.

Section 2.2 Effect of the Merger. At the Effective Time of the Merger, the Non-Surviving Corporation shall merge with and into the Surviving Company, and the separate existence of the Non-Surviving Corporation shall cease.

Section 2.3 Ownership and Shares. The Non-Surviving Corporation and the Surviving Company are wholly-owned by ADESA, Inc. All of the issued and outstanding common shares of the Non-Surviving Corporation will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of the Surviving Company. A Membership Interest Certificate shall be issued to the Member.

Section 2.4 Director, Shareholder and Manager Approval. The Board of Directors and the sole Shareholder of the Non-Surviving Corporation and the Managers of the Surviving Company have duly authorized the Merger and approved and adopted this Plan of Merger in accordance with the Acts. This Plan of Merger shall be executed, acknowledged, filed and recorded as required for accomplishing a merger under the applicable provisions of the Acts.

ARTICLE III

Articles of Organization and Operating Agreement of the Surviving Company

The Articles of Organization and the Operating Agreement of the Surviving Company as existing at the Effective Time of the Merger shall continue as such in full force and effect until altered, amended or repealed.

ARTICLE IV

Management by the Managers

Section 4.1 Management by the Managers. Management of the business and affairs of the Surviving Company shall be vested in the managers of the Surviving Company.

ARTICLE V

Further Assurances

At the Effective Time of the Merger, the Non-Surviving Corporation will allocate all real estate, property rights and assets to the Surviving Company, and the Surviving Company is liable for all outstanding debts, litigation and obligations of the Non-Surviving Corporation.

If at any time the Surviving Company shall consider or be advised that any further assignment, assurance or any other action is necessary or desirable to vest in the Surviving Company, the title to any property or right of the Non-Surviving Corporation or otherwise to carry out the proposes of this Plan of Merger, the proper officers and directors of the Non-Surviving Corporation shall execute and make all such proper assignments or assurances and take such other actions. The proper managers of the Surviving Company are hereby authorized in the name of the Non-Surviving Corporation, as taxpayer or otherwise, to take any and all such action.